Exhibit 10.9
RESTRICTED STOCK UNIT AGREEMENT
THIS RESTRICTED STOCK UNIT AGREEMENT (this “Agreement”) is made as of this _____day of                     , 20_____, between AMERICAN NATIONAL INSURANCE COMPANY, a Texas insurance company (the “Company”), and                      (the “Officer”).
1. Award. Pursuant to the AMERICAN NATIONAL INSURANCE COMPANY 1999 STOCK AND INCENTIVE PLAN (as amended, the “Plan”), as of the date of this Agreement and upon execution of this Agreement, [insert number of RSUs awarded] restricted stock units (“Restricted Stock Units”) shall be issued to the Officer as hereinafter provided subject to certain restrictions thereon. The Officer acknowledges receipt of a copy of the Plan and agrees that this award of Restricted Stock Units shall be subject to all of the terms and provisions of the Plan, including future amendments thereto, if any, pursuant to the terms thereof.
2. Restricted Stock Units. The Officer hereby accepts the Restricted Stock Units and agrees with respect thereto as follows:
(a) Forfeiture Restrictions. The Restricted Stock Units may not be sold, assigned, pledged, exchanged, hypothecated or otherwise transferred, encumbered or disposed of to the extent then subject to the Forfeiture Restrictions (as hereinafter defined). In the event the Officer’s employment with the Company terminates for any reason, the Officer shall, for no consideration, forfeit all Restricted Stock Units to the extent then subject to the Forfeiture Restrictions. The prohibition against transfer and the obligation to forfeit and surrender Restricted Stock Units upon termination of employment are herein referred to as the “Forfeiture Restrictions.”
(b) Lapse of Forfeiture Restrictions. The Forfeiture Restrictions shall lapse as to 100% of the Restricted Stock Units on the first to occur of (i) [date], provided that the Officer serves continuously in the employment of the Company until such date; (ii) the effective date of the Officer’s retirement at or after attaining the age of 65; (iii) the Officer’s death; or (iv) the date the Company determines, in good faith, that, by reason of a physical or mental condition which has existed for thirty days or more, the Officer is no longer able to perform the material duties of an officer of the Company.
(c) Rights Associated With Units. Unless and until settled pursuant to subparagraph (d) immediately below, the Restricted Stock Units do not confer any dividend rights, voting rights or any other rights as a shareholder of the Company. The Restricted Stock Units shall be evidenced only by the books of the Company, and no certificate shall be issued in respect thereof.
(d) Settlement of Restricted Stock Units. Any Restricted Stock Units that become non-forfeitable shall be settled as soon as administratively practicable after the date such Restricted Stock Units become non-forfeitable. Restricted Stock Units shall be settled by the Company by delivering a number of shares (“Shares”) of the Company’s common stock, par value $1.00 per share, to the Officer equal to the number of Restricted Stock Units that have become non-forfeitable. The Company may issue the Shares either in certificated or uncertificated form registered in the name of the Officer. Delivery of the Shares may be made to the Officer in person at the Company’s home office or to the Officer’s last address reflected in the records of the Company. Neither the Officer nor any of the Officer’s successors, heirs, assigns or personal representatives shall have any further rights or interests in the Restricted Stock Units that are so paid. Notwithstanding anything herein to the contrary, the Company has no obligation to deliver any Shares if counsel to the Company determines that such delivery would violate any applicable law or any rule or regulation of any governmental authority or any rule or regulation of, or agreement of the Company with, any securities exchange or association upon which the Company’s common stock is listed or quoted. The Company shall in no event be obligated to take any affirmative action in order to cause the delivery of Shares to comply with any such law, rule, regulation or agreement.

(e) Corporate Acts. The existence of the Restricted Stock Units shall not affect in any way the right or power of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of debt or equity securities, the dissolution or liquidation of the Company or any sale, lease, exchange or other disposition of all or any part of its assets or business or any other corporate act or proceeding. The prohibitions of Section 2(a) hereof shall not apply to the transfer of Restricted Stock Units pursuant to a plan of reorganization of the Company, but the stock, securities or other property received in exchange therefor shall also become subject to the Forfeiture Restrictions and provisions governing the lapsing of such Forfeiture Restrictions applicable to the original Restricted Stock Units for all purposes of this Agreement and the certificates representing such stock, securities or other property shall be legended to show such restrictions.
3. Securities Regulation. If requested to do so by the Company, the Officer will execute and deliver to the Company in writing an agreement containing such provisions as the Company may require to assure compliance with applicable securities laws.
The Officer agrees that the Restricted Stock Units and any Shares subsequently issued are being acquired by the Officer for investment without a view to distribution, within the meaning of the Securities Act of 1933 (the “Act”), and shall not be offered, sold, transferred, assigned, pledged or hypothecated in the absence of an effective registration statement under the Act and applicable state securities laws or an applicable exemption from the registration requirements of the Act and applicable state securities laws. The Officer also agrees not to sell or otherwise dispose of the Restricted Stock Units or the Shares in any manner which would constitute a violation of any applicable federal or state securities laws.
In addition, the Officer agrees that (i) any certificates representing the Restricted Stock Units or the Shares may bear such legend or legends as the Company deems appropriate in order to reflect the Forfeiture Restrictions and to assure compliance with applicable securities laws, (ii) the Company may refuse to register the transfer of the Restricted Stock Units or the Shares if the transfer would constitute a violation of the Forfeiture Restrictions or, in the opinion of the Company’s counsel, any applicable securities law, and (iii) the Company may give related instructions to its transfer agent, if any, to stop registration of the transfer of the Restricted Stock Units and the Shares.
4. Employment Relationship. For purposes of this Agreement, the Officer shall be considered to be in the employment of the Company as long as the Officer remains an officer of either the Company, a parent or subsidiary corporation of the Company or any successor corporation. Any question as to whether and when there has been a termination of such employment, and the cause of such termination, shall be determined by the Company, and its determination shall be final.
5. Notices. Any notices or other communications provided for in this Agreement shall be sufficient if in writing. In the case of the Officer, such notices or communications shall be effectively delivered if hand delivered to the Officer at his principal place of employment or if sent by registered or certified mail to the Officer at the last address he has filed with the Company. In the case of the Company, such notices or communications shall be effectively delivered if sent by registered or certified mail to the Company at its principal executive offices.
6. Construction and Administration. The Board of Directors of the Company has the power to construe the Plan and this Agreement and to prescribe such rules and regulations relating thereto as it may deem advisable. The Board of Directors of the Company also has the authority, in the exercise of its sole and exclusive discretion, to correct any defect or supply any omission or reconcile any inconsistency in this Agreement or in the Plan in the manner and to the extent it shall deem appropriate. The determinations and actions of the Board of Directors shall be conclusive.
7. Plan Summary & Prospectus. The Officer acknowledges receipt of a Plan Summary & Prospectus. The Officer agrees that the Company shall have the right, from time to time, to revise and amend the Plan Summary & Prospectus in the Company’s sole and absolute discretion.
8. Binding Effect. This Agreement shall be binding upon and inure to the benefit of any successors to the Company and all persons lawfully claiming under the Officer.

9. Controlling Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Texas.
IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed by an officer thereunto duly authorized, and the Officer has executed this Agreement, all as of the date first above written.

AMERICAN NATIONAL INSURANCE COMPANY

By:
G. Richard Ferdinandtsen
President, Chief Operating Officer

[___], Officer